Exhibit 99.1
lululemon athletica inc.
Store Count and Square Footage1
Quarter ended May 1, 2011
Square Footage Expressed in Thousands

Number of
	Number of	Stores	Number of
	Stores Open	Opened /	Stores	Number of
	at the	Acquired	Closed	Stores Open
	Beginning of	During the	During the	at the End of
	the Quarter	Quarter	Quarter	the Quarter

1st Quarter	133	5	0	138

Gross Square
	Total Gross		Feet Lost
	Square Feet	Gross Square	due to Store	Total Gross
	at the	Feet Added	Closures	Square Feet
	Beginning of	During the	During the	at the End of
	the Quarter	Quarter[2]	Quarter	the Quarter

1st Quarter	374	12	0	386

[1]	Store count and square footage summary includes corporate-owned stores which are branded lululemon athletica and ivivva athletica.

[2]	Gross square feet added during the quarter includes net square foot additions for corporate-owned stores which have been renovated or relocated in the quarter.

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